Exhibit 99.1


[TSFG LOGO OMITTED]                                        102 South Main Street
                                                            Greenville, SC 29601
                                                                    864.255.4919
NEWS RELEASE
Date:             October 21, 2003
Release Time:     Immediate


               THE SOUTH FINANCIAL GROUP REPORTS RECORD EARNINGS;
                         THIRD QUARTER NET INCOME UP 62%

GREENVILLE, SC - The South Financial Group, Inc. (Nasdaq/NM: TSFG) today reported record third quarter 2003 net income of $23.9 million, an increase of 62% compared with $14.8 million for the third quarter 2002. For the third quarter 2003, net income per diluted share totaled $0.50, a 43% increase from $0.35 per diluted share for the third quarter 2002.

For the third quarter 2003, operating earnings totaled $21.9 million, or $0.46 per diluted share, compared with $16.2 million, or $0.38 per diluted share, for the prior year period. This represents a 21% increase in operating earnings per diluted share.

"We delivered another quarter of outstanding results," said Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group. "Once again, our earnings per share growth rate places us among top performing banks. The third quarter 2003 marks the tenth consecutive quarter of operating earnings per share growth. In each of the last ten quarters, we achieved double-digit earnings per share growth. We are consistently executing our business plan. Our strong performance reflects continued success in growing noninterest income, realizing double-digit loan growth, gaining core deposits, and improving efficiency."

For the first nine months of 2003, net income totaled $66.6 million, or $1.39 per diluted share, up 54% from $43.2 million for the first nine months of 2002. For the first nine months of 2003, operating earnings totaled $61.5 million, or $1.28 per diluted share, up 34% from $46.0 million for the first nine months of 2002.

Earnings Momentum Continues - Strong Noninterest Income Performance

Net interest income for the third quarter 2003 increased 16% over the third quarter last year, due to significantly higher investment securities and solid loan growth. The net interest margin declined to 3.08% in the third quarter 2003 from 3.77% in the prior year quarter. This decline was largely attributable to historically low interest rates and higher investment securities balances, which generally have a lower yield than loans.

Noninterest income increased to $27.7 million for the third quarter 2003, up 65% from $16.8 million for the third quarter 2002. Excluding $6.0 million in gains on sales of securities and equity investments, third quarter 2003 noninterest income increased $9.3 million, or 74%, to $21.8 million, reflecting expansion in noninterest income sources and continuing benefits from TSFG's Elevate sales process. Mortgage banking income, service charges on deposits, gains on trading activities, and insurance income drove the increases in noninterest income. TSFG's noninterest income, excluding gains on sales of securities and equity investments, totaled 25.4% of revenues for the third quarter of 2003, reaching TSFG's year-end 2003 goal and up from 18.4% in the third quarter last year.

Noninterest expenses increased 16% for the third quarter 2003 versus third quarter 2002, or 27% excluding non-operating items in both years. In 2003, non-operating items included a $2.7 million loss on early extinguishment of debt and $345,000 in merger-related costs.

Double-Digit Loan and Core Deposit Growth

Loans held for investment at September 30, 2003 increased 17% over the prior year. During the third quarter 2003, TSFG's strong loan growth continued with 14% annualized growth. Loan growth accelerated in the first half of 2003 with annualized growth of 7% and 15% in the first two quarters, respectively.

Whittle commented, "Our double-digit loan growth outpaced many banks during this challenging lending environment. We are seeing excellent loan growth across all of our markets, ranging from an annualized 3% for the South Carolina north coast to 28% for north Florida. Our Florida markets are especially strong with all three achieving double-digit growth. We have outstanding people that are performing well in our Elevate sales process, and our markets have superior demographics. For example, projected population growth in our markets averages 7.6%. That's 2.8% higher than the national average of 4.8%."

TSFG continues to gain core deposits and enrich its deposit mix. Average deposits for the third quarter 2003 increased 33% over the prior year third quarter average. Deposit transaction account balances increased 55% during the same period, driven by growth in money market and noninterest-bearing deposits. For the third quarter, average deposit transaction account balances increased at a 58% annualized rate from internal growth, reflecting successful deposit sales campaigns.

Credit Quality Remains Stable

To facilitate quarterly comparisons, two sets of credit quality indicators are provided: one that includes all loans and one that excludes the Rock Hill Bank & Trust Workout Loans. In connection with the October 2002 purchase from Rock Hill Bank & Trust, The South Financial Group segregated certain identified problem loans into a separately-managed portfolio, referred to as the Rock Hill Bank & Trust Workout Loans. At September 30, 2003, this portfolio totaled $41.7 million, down from $50.6 million at June 30, 2003 and $72.4 million at December 31, 2002. Nonperforming assets in the Rock Hill Bank & Trust Workout Loans declined to $22.3 million, and the allowance for loan losses was $6.1 million. For the Rock Hill Bank & Trust Workout Loans, net loan charge-offs for the third quarter 2003 totaled $1.9 million.

Credit Quality Including Rock Hill Bank & Trust Workout Loans. Nonperforming assets declined to 1.33% of loans and other real estate owned at September 30, 2003 from 1.39% at June 30, 2003. Net loan charge-offs decreased to 0.57% for the third quarter 2003 from 0.63% for the second quarter 2003. As anticipated, the allowance for loan losses declined to 1.30% of loans held for investment at September 30, 2003 from 1.37% at June 30, 2003.

Credit Quality Excluding Rock Hill Bank & Trust Workout Loans. The South Financial Group's core credit quality (which excludes the Rock Hill Bank & Trust Workout Loans) remained stable with nonperforming assets as a percentage of loans and other real estate owned of 0.88% and 0.85% at September 30, 2003 and June 30, 2003, respectively. Net loan charge-offs in the third quarter 2003 were $4.8 million, or 0.41% of average loans held for investment, comparable with 0.40% for the second quarter 2003. The allowance for loan losses declined slightly as a percent of loans held for investment to 1.18% at September 30, 2003 from 1.20% at June 30, 2003.

Successful Completion of MountainBank Merger

On October 3, TSFG successfully completed its merger with MountainBank Financial Corporation, a bank with approximately $1 billion in assets with operations principally in eleven Western North Carolina counties. The merger expanded TSFG's presence into attractive Western North Carolina markets, including a 24% market share in Henderson County. The companies completed the system conversion, and the former MountainBank branches now operate as Carolina First Bank branches. MountainBank ended the third quarter with improved credit quality, as nonperforming assets declined to 0.55% of loans and other real estate owned.

Whittle commented, "We are pleased to add neighboring Western North Carolina to our markets and expect to realize synergies from the merger. As previously stated, our strategy is to only acquire banks that enhance our geographic franchise and are accretive to our earnings. MountainBank exceeds these standards. The system conversion is complete and, as we expected, went very smoothly. We are benefiting from our similar banking cultures -- ones that emphasize superior customer service and knowing our customers well."

TSFG to Announce New Three-Year Plan

The South Financial Group is hosting a conference call and webcast to discuss its new three-year plan on Thursday, October 23, 2003 at 8:30 a.m. ET. The South Financial Group's new three-year plan sets goals based on a new peer group of high-performing banks. To participate in the conference call, please call 1-888-405-5393 or 1-484-630-4135 using the access code "The South." A 7-day rebroadcast of the call will be available via 1-800-396-1242 or 1-402-220-9833. To gain access to the webcast, please go to www.thesouthgroup.com under the Investor Relations tab and click on the link "Webcast/The South Financial Group Announces New Three-Year Plan." For those unable to participate during the live webcast, it will be archived on The South Financial Group website until November 10, 2003.

General Information

The South Financial Group, a financial services company headquartered in Greenville, South Carolina, has total assets of approximately $10 billion and approximately 135 branch offices primarily in South Carolina, Florida, and North Carolina. It operates two primary subsidiary banks: Carolina First Bank and Mercantile Bank. Carolina First Bank, the largest South Carolina-based commercial bank, operates in South Carolina, North Carolina, and on the internet under the brand name, Bank CaroLine. Mercantile Bank operates in Florida, principally in the Jacksonville, Orlando, and Tampa Bay markets. The South Financial Group's common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases along with additional information may also be found at The South Financial Group's website: www.thesouthgroup.com.

Conference Call/Webcast Information

The South Financial Group will host a conference call today at 10:00 a.m. (ET) to discuss the third quarter 2003 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. TSFG will also provide presentation slides and supplemental financial information in the Investor Relations section of its website under the financial information button. To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call: Please call 1-888-405-5393 or 1-484-630-4135 using the access code "The South." A 7-day rebroadcast of the call will be available via 1-888-567-0440 or 1-402-998-1794.

Webcast: To gain access to the webcast, which will be "listen-only," please go to www.thesouthgroup.com under the Investor Relations tab and click on the link "Webcast/The South Financial Group 3rd Quarter Earnings Conference Call." For those unable to participate during the live webcast, it will be archived on The South Financial Group website until November 5, 2003.

Explanation of TSFG's Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). The attached financial highlights (see pages 5 and 6) provide reconciliations between GAAP net income and operating earnings. As has been TSFG's practice, operating earnings adjust GAAP information to exclude the after-tax effect of non-operating items (such as merger-related costs, gain or losses on asset sales, loss on early extinguishment of debt, and non-operating expenses). TSFG also provides data eliminating intangibles and related amortization in order to present data on a "cash basis." The economic substance of operating earnings and "cash basis" items are clearly defined.

TSFG's management uses these non-GAAP measures in their analysis of TSFG's performance and believes presentations of financial measures excluding these non-operating items provide useful supplemental information, a clearer understanding of TSFG's financial performance, and better reflect its core operating activities. Management uses operating earnings, in particular, to analyze on a consistent basis and over a longer period of time the performance of which it considers to be its core operating activities. TSFG believes the non-GAAP measures enhance investors' understanding of the company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of others in the financial services industry.

The limitations associated with utilizing operating earnings and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP information and operating earnings. These disclosures should not be considered an alternative to GAAP.

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. These statements, as well as other statements that may be made by management in the conference call, include, but are not limited to, factors which may affect earnings, return goals, expected financial results for mergers, estimates of merger synergies and merger-related charges, and credit quality assessment. However, such performance involves risks and uncertainties, such as market deterioration, that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG's actual results, see TSFG's Annual Report on Form 10-K for the year ended December 31, 2002. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACTS:
         William S. Hummers III, Vice Chairman and CFO, (864) 255-7913 Mary M. Gentry, Treasurer, (864) 255-4919

                                    ***END***


              THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                     FINANCIAL HIGHLIGHTS
           (dollars in thousands, except share data) (unaudited)

                                                                                          Three Months Ended
                                                                                                        Restated (1)         %
                                                                                        9/30/03           9/30/02          Change
                                                                                        -------         ---------          ------

INCOME STATEMENT
Interest income (tax-equivalent)                                                       $ 98,063          $ 89,525           9.5 %
Interest expense                                                                         33,467            33,708          (0.7)
                                                                                       --------          --------        -------
    Net interest income (tax-equivalent)                                                 64,596            55,817          15.7
Less: Tax-equivalent adjustment                                                             647               585          10.6
                                                                                       --------          --------        -------
    Net interest income                                                                  63,949            55,232          15.8
Provision for loan losses                                                                 5,591             5,567           0.4
                                                                                       --------          --------        -------
    Net interest income after provision for loan losses                                  58,358            49,665          17.5
                                                                                       --------          --------        -------

NONINTEREST INCOME:
Service charges on deposit accounts                                                       7,613             6,108          24.6
Fees for investment services                                                              1,946             1,359          43.2
Mortgage banking income, excluding impairment                                             3,404             1,496         127.5
Impairment (loss) recovery on mortgage servicing rights                                     400              (769)       (152.0)
Other                                                                                     8,414             4,295          95.9
                                                                                       --------          --------        -------
    Noninterest income, excluding non-operating gains on asset sales                     21,777            12,489          74.4
                                                                                       --------          --------        -------
Gain on sale of available for sale securities                                             4,498               790           n/m
Gain on equity investments                                                                1,455             3,527           n/m
                                                                                       --------          --------        -------
    Gains on non-operating asset sales, net                                               5,953             4,317           n/m
                                                                                       --------          --------        -------
    Total noninterest income                                                             27,730            16,806          65.0
                                                                                       --------          --------        -------

NONINTEREST EXPENSES:
Personnel expense                                                                        23,681            18,211          30.0
Occupancy                                                                                 4,699             3,919          19.9
Furniture and equipment                                                                   4,466             3,993          11.8
Amortization of intangibles                                                                 730               352         107.4
Other                                                                                    13,921            10,848          28.3
                                                                                       --------          --------        -------
    Noninterest expenses, excluding non-operating items                                  47,497            37,323          27.3
                                                                                       --------          --------        -------
Merger-related costs                                                                        345             4,465           n/m
Employment contract payments                                                                  -             1,583           n/m
Loss on early extinguishment of debt                                                      2,699               354           n/m
                                                                                       --------          --------        -------
    Non-operating noninterest expenses                                                    3,044             6,402           n/m
                                                                                       --------          --------        -------
    Total noninterest expenses                                                           50,541            43,725          15.6
                                                                                       --------          --------        -------
Income before income taxes and minority interest                                         35,547            22,746          56.3
Income tax expense                                                                       10,664             6,937          53.7
Minority interest in consolidated subsidiary, net of tax                                   (990)           (1,033)         (4.2)
                                                                                       --------          --------        -------
    Net income                                                                         $ 23,893          $ 14,776          61.7  %
                                                                                       ========          ========        =======

SHARE DATA:
Net income per common share, basic                                                       $ 0.51            $ 0.36          41.7 %
Net income per common share, diluted                                                       0.50              0.35          42.9
Cash dividends declared per common share                                                   0.14              0.12          16.7
Average common shares outstanding, basic                                             46,955,200        41,507,843          13.1
Average common shares outstanding, diluted                                           47,992,601        42,504,741          12.9

(1) As restated in TSFG's December 31, 2002 10-K.
Supplemental financial information, including results for the last five quarters, may be found in the Investor Relations section of
TSFG's web site: www.thesouthgroup.com.

                            FINANCIAL HIGHLIGHTS, 1

                                                                                      Nine Months Ended
                                                                                                   Restated (1)        %
                                                                                   9/30/03          9/30/02         Change
                                                                                   -------         --------         ------
INCOME STATEMENT
Interest income (tax-equivalent)                                                  $ 298,865        $ 262,669          13.8 %
Interest expense                                                                    101,374          101,703          (0.3)
                                                                                  ---------        ---------       -------
    Net interest income (tax-equivalent)                                            197,491          160,966          22.7
Less: Tax-equivalent adjustment                                                       1,899            1,745           8.8
                                                                                  ---------        ---------       -------
    Net interest income                                                             195,592          159,221          22.8
Provision for loan losses                                                            16,291           18,049          (9.7)
                                                                                  ---------        ---------       -------
    Net interest income after provision for loan losses                             179,301          141,172          27.0
                                                                                  ---------        ---------       -------

NONINTEREST INCOME:
Service charges on deposit accounts                                                  22,154           16,436          34.8
Fees for investment services                                                          6,579            4,639          41.8
Mortgage banking income, excluding impairment                                         8,633            3,689         134.0
Impairment on mortgage servicing rights                                                 (96)            (592)        (83.8)
Other                                                                                21,709           13,301          63.2
                                                                                  ---------        ---------       -------
    Noninterest income, excluding non-operating gains on asset sales                 58,979           37,473          57.4
                                                                                  ---------        ---------       -------
Gain on sale of available for sale securities                                         8,681            1,005           n/m
Gain on equity investments                                                            3,330            3,388           n/m
Gain on disposition of assets and liabilities                                           601                -           n/m
                                                                                  ---------        ---------       -------
    Gains on non-operating asset sales, net                                          12,612            4,393           n/m
                                                                                  ---------        ---------       -------
    Total noninterest income                                                         71,591           41,866          71.0
                                                                                  ---------        ---------       -------

NONINTEREST EXPENSES:
Personnel expense                                                                    74,013           53,739          37.7
Occupancy                                                                            13,981           11,150          25.4
Furniture and equipment                                                              13,271           11,072          19.9
Amortization of intangibles                                                           2,159              831         159.8
Other                                                                                40,911           31,175          31.2
                                                                                  ---------        ---------       -------
    Noninterest expenses, excluding non-operating items                             144,335          107,967          33.7
                                                                                  ---------        ---------       -------
Merger-related costs                                                                  2,224            4,465           n/m
Employment contract payments                                                              -            1,583           n/m
Impairment loss from write-down of assets                                               268                -           n/m
Loss on early extinguishment of debt                                                  2,699              354           n/m
                                                                                  ---------        ---------       -------
    Non-operating noninterest expenses                                                5,191            6,402           n/m
                                                                                  ---------        ---------       -------
    Total noninterest expenses                                                      149,526          114,369          30.7
                                                                                  ---------        ---------       -------
Income before income taxes, minority interest, and cumulative
    effect of change in accounting principle                                        101,366           68,669          47.6
Income tax expense                                                                   31,727           21,822          45.4
Minority interest in consolidated subsidiary, net of tax                             (3,002)          (2,219)         35.3
Cumulative effect of change in accounting principle, net of tax                          -            (1,406)       (100.0)
    Net income                                                                    $  66,637        $  43,222          54.2  %
                                                                                  =========        =========       =======
SHARE DATA:
Net income per common share, basic                                                   $ 1.42           $ 1.05          35.2 %
Net income per common share, diluted                                                   1.39             1.03          35.0
Cash dividends declared per common share                                               0.42             0.36          16.7
Average common shares outstanding, basic                                         46,968,749       40,969,925          14.6
Average common shares outstanding, diluted                                       48,002,656       41,933,995          14.5

(1) As restated in TSFG's December 31, 2002 10-K.

                            FINANCIAL HIGHLIGHTS, 2

                                                                                                                    % Change
                                                                                                 Restated (1)      3rd Quarter
                                                                 9/30/03          12/31/02          9/30/02         2003/2002
                                                                 -------          --------       ----------        -----------

BALANCE SHEET (Period End)
Cash and due from banks                                         $ 186,069         $ 201,333        $ 175,315           6.1 %
Interest-bearing bank balances                                      7,958            58,703           41,849         (81.0)
Federal funds sold                                                      -            31,293           10,022           n/m
Securities                                                      3,510,665         2,572,186        1,939,724          81.0
Loans held for sale                                                45,817            67,218           62,699         (26.9)
Loans held for investment                                       4,857,154         4,434,011        4,151,493          17.0
Allowance for loan losses                                         (63,000)          (70,275)         (50,011)         26.0
                                                               ----------        ----------       ----------        ------
    Net loans                                                   4,839,971         4,430,954        4,164,181          16.2
                                                               ----------        ----------       ----------        ------
Premises and equipment, net                                       132,137           137,501          126,928           4.1
Intangible assets                                                 245,791           242,182          176,802          39.0
Mortgage servicing rights                                           2,026             4,386            5,561         (63.6)
Other assets                                                      291,745           262,472          245,025          19.1
                                                               ----------        ----------       ----------        ------
    Total assets                                               $9,216,362        $7,941,010       $6,885,407          33.9 %
                                                               ==========        ==========       ==========        ======

Noninterest-bearing deposits                                    $ 811,919         $ 743,174        $ 678,899          19.6 %
Interest-bearing deposits                                       4,454,096         3,849,336        3,514,780          26.7
                                                               ----------        ----------       ----------        ------
    Total deposits                                              5,266,015         4,592,510        4,193,679          25.6
Federal funds purchased and repurchase agreements               2,013,441         1,510,840        1,219,149          65.2
Debt and other borrowed funds                                   1,085,909           998,664          747,293          45.3
Other liabilities                                                 107,583           105,785           83,102          29.5
                                                               ----------        ----------       ----------        ------
    Total liabilities                                           8,472,948         7,207,799        6,243,223          35.7
                                                               ----------        ----------       ----------        ------
Minority interest in consolidated subsidiary                       86,748            86,412           86,339           0.5
Shareholders' equity                                              656,666           646,799          555,845          18.1
                                                               ----------        ----------       ----------        ------
    Total liabilities and shareholders' equity                 $9,216,362        $7,941,010       $6,885,407          33.9
                                                               ==========        ==========       ==========        ======

CAPITAL RATIOS (Period End)
Tier 1 risk-based capital                                            8.40 %            9.21 %           9.15 %
Total risk-based capital                                            10.43             11.66            11.48
Leverage ratio                                                       6.01              7.15             7.30

SHARE DATA (Period End)
Book value per common share                                       $ 13.95           $ 13.66          $ 12.75           9.4 %
Shares outstanding                                             47,073,578        47,347,375       43,588,415           8.0

BALANCE SHEET (Averages - Three Months Ended)
Total assets                                                   $9,089,407                         $6,469,345          40.5 %
Loans                                                           4,787,522                          4,018,375          19.1
Securities                                                      3,491,068                          1,800,780          93.9
Total earning assets                                            8,318,166                          5,876,523          41.5
Intangible assets                                                 244,531                            122,621          99.4
Interest-bearing liabilities                                    7,483,052                          5,220,399          43.3
Total deposits                                                  5,132,531                          3,866,710          32.7
Shareholders' equity                                              648,658                            513,133          26.4

BALANCE SHEET (Averages - Nine Months Ended)
Total assets                                                   $8,784,831                         $6,245,852          40.7 %
Loans                                                           4,655,959                          3,893,943          19.6
Securities                                                      3,281,757                          1,742,228          88.4
Total earning assets                                            7,986,530                          5,708,453          39.9
Intangible assets                                                 243,691                            105,507         131.0
Interest-bearing liabilities                                    7,205,357                          5,110,053          41.0
Total deposits                                                  4,854,607                          3,712,063          30.8
Shareholders' equity                                              650,375                            477,893          36.1

(1) As restated in TSFG's December 31, 2002 10-K.


                            FINANCIAL HIGHLIGHTS, 3

                                                                                                                    % Change
                                                                                                  Restated (1)    3rd Quarter
                                                                 9/30/03           12/31/02          9/30/02       2003/2002
                                                                 -------           --------       ------------    -----------

CREDIT QUALITY
Nonaccrual loans - commercial                                    $ 52,341          $ 61,206         $ 32,306          62.0 %
Nonaccrual loans - consumer                                         2,876             2,384            2,850           0.9
Restructured loans                                                     -                 -                -             -
                                                                 --------          --------         --------        ------
    Nonperforming loans                                            55,217            63,590           35,156          57.1
Other real estate owned                                             9,695            10,596            9,318           4.0
                                                                 --------          --------         --------        ------
    Nonperforming assets                                           64,912            74,186           44,474          46.0
                                                                 --------          --------         --------        ------
Nonperforming loans as a % of loans held for investment              1.14 %            1.43 %           0.85 %
Nonperforming assets as a % of loans HFI and OREO                    1.33              1.67             1.07
Allowance for loan losses as a % of loans held for inv.              1.30              1.58             1.20
Allowance for loan losses to nonperforming loans                     1.14 x            1.11 x           1.42 x
Specific allowance for impaired loans                            $ 12,222          $ 22,016          $ 6,248          95.6
Loans past due 90 days still accruing interest                      5,634             5,414            5,744          (1.9)
Net loan charge-offs:
    QTR ended                                                       6,743             4,049            5,406          24.7
    YTD ended                                                      23,566            19,539           15,490          52.1
Net loan charge-offs as a % of avg. loans HFI (annualized):
    QTR ended                                                        0.57 %            0.38 %           0.54 %
    YTD ended                                                        0.69              0.49             0.54

CREDIT QUALITY - Excluding Rock Hill B&T Workout Loans
Loans held for investment                                      $4,815,481        $4,361,658       $4,151,493          16.0 %
Allowance for loan losses                                          56,889            53,979           50,011          13.8

Nonaccrual loans - commercial                                      31,398            32,212           32,306          (2.8)%
Nonaccrual loans - consumer                                         2,876             2,384            2,850           0.9
Restructured loans                                                     -                 -                -             -
    Nonperforming loans                                            34,274            34,596           35,156          (2.5)
Other real estate owned                                             8,336            10,422            9,318         (10.5)
                                                                 --------          --------         --------        ------
    Nonperforming assets                                           42,610            45,018           44,474          (4.2)
                                                                 --------          --------         --------        ------
Nonperforming loans as a % of loans held for investment              0.71 %            0.79 %           0.85 %
Nonperforming assets as a % of loans HFI and OREO                    0.88              1.03             1.07
Allowance for loan losses as a % of loans held for inv.              1.18              1.24             1.20
Allowance for loan losses to nonperforming loans                     1.66  x           1.56  x          1.42 x
Specific allowance for impaired loans                             $ 6,931           $ 9,429          $ 6,248          10.9
Loans past due 90 days still accruing interest                      5,529             5,392            5,744          (3.7)
Net loan charge-offs:
    QTR ended                                                       4,796             4,416            5,406         (11.3)
    YTD ended                                                      14,852            19,906           15,490          (4.1)
Net loan charge-offs as a % of avg. loans HFI (annualized):
    QTR ended                                                        0.41 %            0.42 %           0.54 %
    YTD ended                                                        0.44              0.50             0.54

OPERATIONS DATA
Branch offices                                                        115               117              106           8.5 %
ATMs                                                                  106               105               96          10.4
Employees (full-time equivalent)                                    1,726             1,700            1,593           8.3
Internet banking customers                                         68,256            35,227           40,681          67.8

STOCK PERFORMANCE (At Period End)
Market price per share of common stock                            $ 25.03           $ 20.66          $ 21.09          18.7 %
Indicated annual dividend                                            0.56              0.56             0.48          16.7
Dividend yield                                                       2.24 %            2.71 %           2.28 %
Price/book ratio                                                     1.79 x            1.51 x           1.65 x
Market capitalization                                          $1,178,252         $ 978,197        $ 919,280          28.2

(1) As restated in TSFG's December 31, 2002 10-K.

                            FINANCIAL HIGHLIGHTS, 4

                                      THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                                                    FINANCIAL HIGHLIGHTS
                                    (dollars in thousands, except share data) (unaudited)

                                                                    Three Months Ended
                                                    -------------------------------------------------
                                                           9/30/03             Restated (1) 9/30/02         % Change
                                                    -----------------------   -----------------------  --------------------
                                                                   Diluted                    Diluted                 Diluted
                                                                     EPS                        EPS                     EPS
                                                                   -------                    --------                -------

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)                         $    23,893   $0.50       $   14,776    $0.35       61.7  %    42.9  %
Merger-related costs                                           345                    4,465
Related income taxes                                          (104)                  (1,362)
                                                       -----------               ----------
    Net income, excluding merger-related items              24,134    0.50           17,879     0.42       35.0       19.0
Adjustments for other non-operating items:
    Gain on sale of available for sale securities           (4,498)                    (790)
    Gain on equity investments                              (1,455)                  (3,527)
    Employment contract payments                                 -                    1,583
    Loss on early extinguishment of debt                     2,699                      354
    Related income taxes                                       976                      726
                                                       -----------               ----------
OPERATING EARNINGS                                          21,856    0.46           16,225     0.38       34.7       21.1
    Add: Amortization of intangibles, net of tax               511                      245
                                                       -----------               ----------
OPERATING EARNINGS, CASH BASIS                         $    22,367    $0.47      $   16,470    $0.39       35.8       20.5
                                                       ===========               ==========

Average common shares outstanding, diluted              47,992,601               42,504,741                12.9

SELECTED BALANCE SHEET (Averages)
Total assets                                            $9,089,407               $6,469,345                40.5
Intangible assets                                         (244,531)                (122,621)               99.4
                                                        ----------               ----------              ------
    Tangible assets                                      8,844,876                6,346,724                39.4
                                                        ----------               ----------              ------

Shareholders' equity                                       648,658                  513,133                26.4
Intangible assets                                         (244,531)                (122,621)               99.4
                                                        ----------               ----------              ------
    Tangible equity                                        404,127                  390,512                 3.5
                                                        ----------               ----------              ------

PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
Using GAAP earnings                                           1.05 %                   0.91 %
Using operating earnings                                      0.96                     1.00
Using operating earnings, cash basis on
    average tangible assets                                   1.01                     1.04

RETURN ON AVERAGE EQUITY:
Using GAAP earnings                                          14.73                    11.52
Using operating earnings                                     13.48                    12.65
Using operating earnings, cash basis on
    average tangible equity                                  22.14                    16.87

NET INTEREST MARGIN                                           3.08                     3.77

NONINTEREST INCOME AS A % OF TOTAL REVENUE (A)
Using GAAP earnings                                          30.25                    23.33
Using operating earnings                                     25.40                    18.44

EFFICIENCY RATIOS (B):
Using GAAP earnings                                          55.13                    60.70
Using operating earnings                                     55.41                    55.11
Using operating earnings, cash basis                         54.55                    54.59

(1) As restated in TSFG's December 31, 2002 10-K.
(A) Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
(B) Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.


                            FINANCIAL HIGHLIGHTS, 5

                                                                     Nine Months Ended
                                                    -------------------------------------------------
                                                           9/30/03             Restated (1) 9/30/02          % Change
                                                    -----------------------   -----------------------  --------------------
                                                                   Diluted                  Diluted                 Diluted
                                                                     EPS                      EPS                     EPS
                                                                   -------                  -------                 --------

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME, AS REPORTED (GAAP)                           $  66,637   $1.39        $  43,222    $1.03       54.2  %    35.0  %
Merger-related costs                                         2,224                    4,465
Related income taxes                                          (705)                  (1,362)
                                                         ---------               ----------
    Net income, excluding merger-related items              68,156    1.42           46,325     1.10       47.1       29.1
Adjustments for other non-operating items:
    Gain on sale of available for sale securities           (8,681)                  (1,005)
    Gain on equity investments                              (3,330)                  (3,388)
    Gain on disposition of assets and liabilities             (601)                       -
    Employment contract payments                                 -                    1,583
    Impairment loss from write-down of assets                  268                        -
    Loss on early extinguishment of debt                     2,699                      354
    Related income taxes                                     3,021                      751
    Cumulative effect of change in accounting
      principle, net of tax                                     -                    1,406
OPERATING EARNINGS                                          61,532    1.28           46,026     1.10       33.7       16.4
    Add: Amortization of intangibles, net of tax             1,482                      569
                                                         ---------               ----------
OPERATING EARNINGS, CASH BASIS                           $  63,014    $1.31      $   46,595     $1.11      35.2       18.0
                                                         =========               ==========

Average common shares outstanding, diluted              48,002,656               41,933,995                14.5

SELECTED BALANCE SHEET (Averages)
Total assets                                            $8,784,831               $6,245,852                40.7
Intangible assets                                         (243,691)                (105,507)              131.0
                                                         ---------               ----------              ------
    Tangible assets                                      8,541,140                6,140,345                39.1
                                                         ---------               ----------              ------

Shareholders' equity                                       650,375                  477,893                36.1
Intangible assets                                         (243,691)                (105,507)              131.0
                                                         ---------               ----------              ------
    Tangible equity                                        406,684                  372,386                 9.2
                                                         ---------               ----------              ------

PERFORMANCE RATIOS (Annualized)
RETURN ON AVERAGE ASSETS:
Using GAAP earnings                                           1.01 %                   0.92 %
Using operating earnings                                      0.93                     0.98
Using operating earnings, cash basis on
    average tangible assets                                   0.98                     1.01

RETURN ON AVERAGE EQUITY:
Using GAAP earnings                                          13.66                    12.06
Using operating earnings                                     12.61                    12.84
Using operating earnings, cash basis on
    average tangible equity                                  20.66                    16.68

NET INTEREST MARGIN                                           3.31                     3.77

NONINTEREST INCOME AS A % OF TOTAL REVENUE (A)
Using GAAP earnings                                          26.79                    20.82
Using operating earnings                                     23.17                    19.05

EFFICIENCY RATIOS (B):
Using GAAP earnings                                          55.96                    56.88
Using operating earnings                                     56.70                    54.89
Using operating earnings, cash basis                         55.85                    54.47

(1) As restated in TSFG's December 31, 2002 10-K.
(A) Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
(B) Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.

                            FINANCIAL HIGHLIGHTS, 6